    As filed with the Securities and Exchange Commission on March 4, 2024
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

The RealReal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-1234222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Francisco Street, Suite 400
San Francisco, California	94133
(Address of Principal Executive Offices)	(Zip Code)
THE REALREAL, INC. 2019 EQUITY INCENTIVE PLAN
THE REALREAL, INC. EMPLOYEE STOCK PURCHASE PLAN
NON-PLAN INDUCEMENT RESTRICTED STOCK UNIT AWARDS

(Full title of the plan)

Todd Suko
Chief Legal Officer and Secretary
55 Francisco Street
Suite 150
San Francisco, CA 94133
(855) 435-5893
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The RealReal, Inc., a Delaware corporation (the “Registrant”) for the purpose of registering an aggregate of 7,580,230 additional shares of common stock, par value $0.00001 per share (the “Common Stock”), comprised of:

•5,233,525 shares of Common Stock, reserved for issuance under the Registrant’s 2019 Equity Incentive Plan (the “EIP”) pursuant to the provision of the EIP providing for automatic annual increases in the number of shares reserved for issuance under the EIP;

•1,046,705 shares of Common Stock reserved for issuance under the Registrant’s Employee Stock Purchase Plan, as amended and restated on February 19, 2020 (the “ESPP”), pursuant to the provision of the ESPP providing for automatic annual increases in the number of shares reserved for issuance under the ESPP;

•650,000 shares of Common Stock that may be issued upon the vesting of restricted stock units (the “Lynch RSUs”) that will vest in accordance with the terms of a Stand-Alone Restricted Stock Unit Award Agreement by and between the Registrant and Chatelle Lynch, as an inducement for her accepting employment with the Registrant; and

•650,000 shares of Common Stock that may be issued upon the vesting of restricted stock units (the “Batchu RSUs” and, together with the Lynch RSUs, the “Awards”) that will vest in accordance with the terms of a Stand-Alone Restricted Stock Unit Award Agreement by and between the Registrant and Sri Batchu, as an inducement for his accepting employment with the Registrant.

The Awards will be issued outside of the EIP, approved by the Registrant’s board of directors and issued pursuant to the “inducement” grant exception under Nasdaq Rule 5635(c)(4), as inducements that are material to employees’ entering into employment with the Registrant.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2019 (Registration No. 333-232528), May 10, 2021 (Registration No. 333-255981), May 10, 2022 (Registration No. 333-264837) and March 3, 2023 (Registration No. 333-270281), in each case, to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 1, 2024;
(2)	The Registrant’s current report on Form 8-K, including any amendments thereto, filed with the Commission on January 30, 2024 (other than portions furnished not filed);
(3)	The Registrant’s current report on Form 8-K, including any amendments thereto, filed with the Commission on February 21, 2024 (other than portions furnished not filed);
(4)	The Registrant’s current report on Form 8-K, including any amendments thereto, filed with the Commission on February 29, 2024 (other than portions furnished not filed); and
(5)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 21, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of King & Spalding LLP with respect to validity of issuance of securities.

23.1*	Consent of King & Spalding LLP (included as part of Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1*	Form of Stand-Alone Restricted Stock Unit Award Agreement, by and between the Company and Chatelle Lynch.

99.2*	Form of Stand-Alone Restricted Stock Unit Award Agreement, by and between the Company and Sri Batchu.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 4th day of March, 2024.

The RealReal, Inc.

By	/s/ John Koryl
Name	John Koryl
Title	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Koryl and Todd Suko and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Koryl	Chief Executive Officer and Director	March 4, 2024
John Koryl	(Principal Executive Officer)

/s/ Todd Suko	Interim Chief Financial Officer, Chief Legal Officer and Secretary	March 4, 2024
Todd Suko	(Principal Financial Officer)

/s/ Steve Lo	Senior Vice President, Chief Accounting Officer	March 4, 2024
Steve Lo	(Principal Accounting Officer)

/s/ Chip Baird	Director	March 4, 2024
Chip Baird

/s/ Caretha Coleman	Director	March 4, 2024
Caretha Coleman

/s/ Karen Katz	Director	March 4, 2024
Karen Katz

/s/ Rob Krolik	Director	March 4, 2024
Rob Krolik

/s/ Niki Leondakis	Director	March 4, 2024
Niki Leondakis

/s/ Carol Melton	Director	March 4, 2024
Carol Melton

/s/ James Miller	Director	March 4, 2024
James Miller
4